EXHIBIT 23.3



R.A. Lenser and Associates, Inc.                         Phone: (281) 759-8860
Consulting Petroleum Engineers and Geologists              Fax: (281) 759-3513
                                                              www.ralenser.com

                               11757 Katy Freeway
                                    Suite 370
                              Houston, Texas 77079


                                CONSENT OF EXPERT
                        ---------------------------------

     This Consent of Expert (the "Consent") is granted this 3rd day of August, 2005 by R. A. Lenser & Associates, Inc., (the "Expert") to New Century Energy Corp., a Colorado corporation (the "Company"), to be effective as of the date of signing.

     Pursuant to Item 601(b)(23) of Regulation S-B, the Expert hereby authorizes the Company to use and reference any professional works, publications, reviews, and/or estimates produced by the Expert for the purposes of filing a prospectus with the Securities and Exchange Commission, to be made publicly available. Furthermore, the Expert acknowledges that any professional judgment on his behalf may produce an impact on the Company's operating and financing strategies.

                                    * * * * *

     IN WITNESS WHEREOF, R. A. Lenser & Associates, Inc. hereby consent to the aforesaid conditions and circumstances and agree to be named an expert pursuant to Section 7(a) of the Securities Act.


                           R. A. LENSER & ASSOCIATES, INC.


                           By: /s/ Ronald A. Lenser
                               ---------------------------------
                           Its:       President
                               ---------------------------------
                           Printed Name:  Ronald A. Lenser
                                   -----------------------------